EXHIBIT 10.1

July 21, 2005

Adsero Corp.

2101 Nobel Street

Sainte-Julie, Quebec

J3E 1Z8

Attention:	Mr. William Smith

Chief Financial Officer

Dear Sirs:

Loewen, Ondaatje, McCutcheon Limited (the “Agent”) understands that Adsero Corp. (the “Corporation”) proposes to issue up to 1,707,000 subscription receipts (the “Subscription Receipts”) at a price of U.S.$0.75 per Subscription Receipt. Each Subscription Receipt shall be automatically exercised, without payment of any additional consideration, at the Automatic Exercise Date (as defined below) into, subject to adjustment, one unit of the Corporation (a “Unit”). Each Unit shall be comprised of one share of the common stock of the Corporation (a “Unit Share”) and one common share purchase warrant (a “Warrant”). Each Warrant shall entitle the holder to purchase an additional share of the common stock of the Corporation (a “Warrant Share”) at a price of U.S.$1.25 during the 30-month period following closing of the offering of the Subscription Receipts (the “Offering”).

If the Qualification Conditions (as defined below) have not been satisfied as at the Qualification Date (as defined below) then each Subscription Receipt shall be automatically exercised at the Automatic Exercise Date into 1.5 Units.

“Automatic Exercise Date” means the earlier of: (a) December 31, 2005; (b) the closing date in respect of the Prospectus (as defined below) and the Registration Statement (as defined below); and (c) the Qualification Date. “Qualification Date” means the earlier of: (a) December 31, 2005; and (b) the date ten business days following the date by which both (i) a receipt for the Prospectus has been obtained by the Corporation from the Securities Commissions and (ii) the Registration Statement has become effective for registering the resale of the Unit Shares and Warrants (including those underlying the Agent’s Warrants (as defined below)) and the issuance of the Warrant Shares upon exercise of the Warrants. “Qualification Conditions” are defined as: (a) the Corporation having obtained a receipt for the Prospectus and the Registration Statement having become effective for registering the resale of the Unit Shares and Warrants (including those underlying the Agent’s Warrants) and the issuance of the Warrant Shares upon exercise of the Warrants; and (b) the shares of common stock of the Corporation having been listed for trading on the Toronto Stock Exchange (“TSX”). “Prospectus” means the final prospectus of the Corporation that qualifies the Units and Agent’s Warrants (as defined below) for issuance in Canada. “Registration Statement” means a registration statement under the United States Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws registering the resale of the Unit Shares and the Warrants (including those underlying the Agent’s Warrants) and the issuance of the Warrant Shares upon exercise of the Warrants.

“Securities Commissions” means the securities commissions or securities regulatory authorities in those Canadian provinces where purchasers of the Subscription Receipts reside.

The Corporation hereby appoints the Agent as the exclusive agent of the Corporation to solicit, on a best efforts basis, orders for the Subscription Receipts, and the Agent hereby accepts such appointment upon and subject to the terms and conditions set out below. The Corporation agrees that the Agent is under no obligation to purchase any of the Subscription Receipts.

Terms and Conditions

The terms and conditions relating to the purchase and sale of the Subscription Receipts are as follows:

Section 1	Definitions.

The date on which the Corporation closes the Offering is herein referred to as the “Closing Date”. The time of the closing of the Offering on the Closing Date is herein referred to as the “Time of Closing”. The Subscription Receipts, the Unit Shares, the Warrants, the Warrant Shares the Broker Warrants (as defined below) and he Agent’s Warrants (as defined below) are collectively referred to herein as the “Securities”. References herein to Unit Shares, Warrants and Warrant Shares shall be deemed to include Unit Shares, Warrants and Warrant Shares issuable by the Corporation to the Agent in connection with the exercise of the Agent’s Warrants. “Business Day” means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario. Unless otherwise specified, all references herein to “U.S.$” are to United States dollars.

Section 2	Offering.

(1)

The Agent may offer for sale and sell the Subscription Receipts to purchasers (the “Purchasers”) in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and in such other provinces of Canada and in such other jurisdictions outside of Canada, other than the United States, as the Agent and the Corporation may mutually determine, in compliance with all applicable securities laws and in such a manner so as not to require registration thereof or filing of a prospectus or offering memorandum with respect thereto under such laws.

(2)

If, in the opinion of the Agent, it is necessary, the Agent will form, manage and participate in a group of sub-agents to offer and sell the Subscription Receipts as provided for hereunder. Each sub-agent shall be appropriately registered under the applicable securities laws. In the event that a selling group is formed, the Agent will:

(a)	manage the selling group as and to the extent customary in the securities industry in Canada; and

(b)	require each member of the selling group to offer and sell the Subscription Receipts on the terms set forth in this Agreement.

(3)

The Corporation agrees to pay to the Agent a commission (the “Agent’s Commission”) equal to 7.0% of the gross aggregate proceeds of the Offering. In addition, the Corporation shall issue to the Agent on the Closing Date broker warrants (the “Broker Warrants”) equal in number to 7.0% of the number of Subscription Receipts sold. Each Broker Warrant shall be automatically exercised, without payment of any consideration, at the Automatic Exercise Date (as defined below) into, subject to adjustment, one agent’s warrant (each an “Agent’s Warrant”). Each Agent’s Warrant shall entitle the Holder, subject to adjustment and the terms and conditions set forth in the Agent’s Warrant certificate, to purchase from the Corporation one Unit of the Corporation at a price of U.S.$0.75 per Unit during the 30-month period following the Closing Date. If the Qualification Conditions (as defined below) have not been satisfied as at the Automatic Exercise Date (as defined below), then each Broker Warrant shall be automatically exercised at the Automatic Exercise Date into 1.5 Agent’s Warrants.

(4)

Prior to the Closing Date, the Corporation shall allow the Agent to participate fully in the preparation of any necessary documentation and shall allow the Agent to conduct all due diligence which the Agent may reasonably require.

(5)

The Agent covenants, represents and warrants to the Corporation that: (i) it will comply with all applicable securities legislation of the provinces in which Subscription Receipts are sold (the “Offering Provinces”) in connection with acting as agent of the Corporation in connection with the Offering; (ii) it will not offer or sell Subscription Receipts so as to require registration thereof or filing of a prospectus or offering memorandum with respect thereto under the laws of any jurisdiction and will not solicit offers to purchase or sell the Subscription Receipts in any jurisdiction outside of Canada where the solicitation or sale of the Subscription Receipts would result in any ongoing disclosure requirements in such jurisdiction, any registration requirements in such jurisdiction or where the Corporation may be subject to liability in connection with the sale of the Subscription Receipts which is materially more onerous than its liability under applicable securities laws to which it is subject at the date of this Agreement; (iii) the Agent will obtain from each Purchaser an executed subscription agreement in the appropriate form agreed to by the Corporation and the Agent (collectively, the “Subscription Agreements”) together with all requisite forms, undertakings and materials; (iv) the Agent will not make available to prospective purchasers of the Subscription Receipts any documents which would constitute an offering memorandum as defined under the securities legislation of Ontario and will not advertise the proposed sale of such securities in printed public media, radio, television or telecommunications, including electronic display; (v) it will not make any representations or warranties in respect of the Corporation as agent or otherwise except as permitted in writing by the Corporation; and (vi) it will not solicit subscriptions for Subscription Receipts except in accordance with the terms and conditions of this Agreement.

Section 3	United States Compliance.

No offering or sales of Subscription Receipts shall be made in the United States or to, or for the account of, U.S. persons or persons in the United States. It is intended that the offer and sale of Subscription Receipts shall be completed in accordance with Rule 903 of Regulation S, and the parties agree to complete the Offering in compliance with Schedule 3 hereto, which is hereby incorporated in this Agreement.

Section 4	Representations of the Corporation.

The Corporation represents and warrants to the Agent and the Purchasers, and acknowledges that the Agent and the Purchasers are relying upon such representations and warranties (and confirms, for greater certainty, that the Purchasers, in addition to the Agent, shall have the benefit of such representations and warranties as if they had been made directly to the Purchasers under their respective Subscription Agreements), as follows:

(a)

Each of the Corporation and its subsidiaries is validly subsisting under its applicable laws of jurisdiction, is current and up-to-date with all material filings required to be made by it and has all requisite corporate capacity, power and authority and is qualified or authorized to carry on its business as now conducted and to own or lease and operate its property and assets in all jurisdictions where such qualification or authorization is required and to undertake the Offering and to carry out all other obligations and transactions contemplated herein, including entering into, executing and delivering this Agreement, the Subscription Agreements, and the certificates representing the Subscription Receipts, the Warrants, the Broker Warrants and the Agent’s Warrants (collectively, the “Documents”) and carrying out its obligations thereunder;

(b)

The Corporation is in compliance in all material respects with the rules of any applicable United States exchange or bulletin board, to the extent they exist, and no material change relating to the Corporation has occurred within the past 12 months that has not been generally disclosed and that in relation thereto the requisite press release or current report on Form 8-K has not been filed under applicable securities laws and no such disclosure has been made on a confidential basis;

(c)

As at the date hereof, the authorized capital of the Corporation consists of 100,000,000 shares of common stock, U.S.$0.001 par value, and 20,000,000 shares of preferred stock, U.S.$0.0001 par value, of which 11,330,000 of the shares of preferred stock have been designated as Series A Special Voting Stock. As at the close of business on July 20, 2005, 17,241,975 shares of common stock and 6,500,000 Series A preferred shares were issued and outstanding;

(d)

Except as set forth in Schedule 4(d), neither the Corporation nor any subsidiary is party to nor has granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any shares of the Corporation or any subsidiary thereof or securities convertible into or exchangeable for shares of the Corporation or any subsidiary thereof;

(e)

Each of the Corporation and its subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on its business and possesses all material certificates, authorities, permits or licences issued by the appropriate provincial, state, municipal, federal or other governmental or regulatory agency or body necessary to carry on its business currently as carried on, or contemplated to be carried on, by it, is in compliance in all material respects with such certificates, authorities, permits and licences and with all laws, regulations, tariffs, rules, orders and directives material to its operations, and each of the Corporation and its subsidiaries has not received any notice of proceedings relating to the revocation or modification of any such certificates, authorities, permits or licences which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the Corporation’s or subsidiary’s business, operations, financial condition or income, and neither the Corporation nor any of its subsidiaries has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any such licence, permit, approval, consent, certificate, registration or authorization;

(f)

Except as set forth in Schedule 4(f) hereto, each of the Corporation and its subsidiaries is the absolute legal and beneficial owner of, and has good and marketable title to, all of its material assets, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no other assets or property rights are necessary for the conduct of the business of the Corporation or its subsidiaries, there are no restrictions on the ability of the Corporation or its subsidiaries to use, transfer or otherwise exploit such assets or property rights, and neither the Corporation nor its subsidiaries knows of any claim or basis for a claim that might or could adversely affect its rights to use, transfer or otherwise exploit such assets or property rights and neither the Corporation nor its subsidiaries has any responsibility or obligation to pay any commission, royalty, licence, fee or similar payment to any person with respect to the assets or property rights thereof;

(g)

Any and all agreements pursuant to which each of the Corporation and its subsidiaries holds its material assets or is entitled to the use of material assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms and neither the Corporation nor its subsidiaries is in material default of any of the provisions of any such agreements nor has any such default been alleged, and neither the Corporation nor its subsidiaries is aware of any disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate, and all leases, licences and agreements pursuant to which the Corporation and its subsidiaries derive their interests in such material assets are in good standing and there has been no material default under any such leases, licenses or agreements and all taxes required to be paid with respect to such assets to the date hereof have been paid;

(h)

Except as set forth in Schedule 4(h) hereto, the Corporation is in material compliance with all material agreements, contracts, mortgages, debentures, guarantees and all other instruments except as other relating to the operations and has not received notice of any default , breach or contravention of any such agreement, contract, mortgage, debenture, guarantee or instrument and has not received notice of any intention by a third party to terminate any such agreement, contract, mortgage, debenture, guarantee or instrument;

(i)

Each of the Documents has been duly authorized and, except for the certificates representing the Warrants and the Agent’s Warrants, executed and delivered by the Corporation, and each of the Documents constitutes, or in the case of the Warrants and the Agent’s Warrants, shall constitute upon execution and delivery, a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with the terms thereof, except that (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, and (iii) rights of indemnity, contribution and the waiver of contribution provided for herein may be limited under applicable law;

(j)	The entering into of and the performance of the transactions contemplated herein and in the other Documents:
(i)

do not require any consent, approval, authorization or order of any court or governmental agency or body, except that which may be required under applicable securities legislation or stock exchange requirements;

	(ii)	will not contravene any statute or regulation of any governmental authority which is binding on the Corporation; and
(iii)

will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any material mortgage, note, indenture, contract or agreement (written or oral) instrument, lease or other document to which the Corporation is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation that would result in any material adverse change in the operations, business or condition of the Corporation;

(k)

Except as disclosed in Schedule 4(k), there is no action, proceeding or, to the Corporation’s or any subsidiary’s knowledge, investigation pending or, to the Corporation’s or any subsidiary’s knowledge, threatened by or against or affecting the Corporation or any of its subsidiaries at law or in equity or before any international, federal, provincial, state, municipal or other governmental department, commission, board or agency or court, domestic or foreign, which could reasonably be expected to materially adversely affect the Corporation or any of its subsidiaries or the condition of the Corporation or any of its subsidiaries which questions the validity of the issuance of the Securities or any action taken or to be taken by the Corporation in connection with this Agreement;

(l)

The Corporation has filed with or furnished to the United States Securities and Exchange Commission (“SEC”) all reports, forms, schedules, registration statements and other materials and documents that it was required to file or furnish under the 1933 Act, the United States Securities Exchange Act of 1934, as amended (the “1934 Act”) and other United States federal and state securities laws since January 1, 2004 (collectively, the “Securities Filings”), and each of the Securities Filings (a) complied in all material respects with the requirements of the statutes pursuant to which it was filed or furnished and the rules and regulations thereunder, and (b) did not, at the time it was filed or furnished, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)

The audited annual consolidated financial statements of the Corporation as at and for the year ended December 31, 2004 (including the related notes thereto) that have been previously delivered to the Agent (collectively, the “Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles, complied in all material respects with applicable accounting requirements and published rules and regulations of the United States regulatory authorities, and present fairly, in all material respects, the consolidated financial position of the Corporation as at December 31, 2004 and the consolidated results of its operations and the changes in its financial position for the year ended December 31, 2004;

(n)

All securities issued by the Corporation since January 1, 2002 were issued in compliance with the registration requirements of the 1933 Act and all applicable state securities laws or were issued in compliance with exemptions from registration or the exclusions from registration provided by Regulation S;

(o)

The Corporation maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Corporation and to maintain accountability for the Corporation’s consolidated assets; (iii) access to the Corporation’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Corporation’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis;

(p)

The Corporation maintains disclosure controls and procedures required by the 1934 Act and such controls and procedures are effective to ensure that all material information concerning the Corporation is made known, on a timely basis, to the individuals responsible for the preparation of the Corporation’s filings with the SEC;

(q)

The Corporation is in material compliance with all applicable securities laws and is in full compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder applicable to it on the date hereof;

(r)

Marcum & Kliegman LLP, which has expressed its opinion on the audited financial statements of the Corporation, has been “independent” with respect to the Corporation at all relevant times within the meaning of the rules and regulations of applicable United States accounting and regulatory bodies;

(s)

Except for the Agent, there are no persons, firms or corporations acting or purporting to act at the request of the Corporation, who are entitled to any brokerage or finder’s fee in connection with the Offering;

(t)

The Corporation has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself where, in any of the above cases it might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation;

(u)

The operations carried on by the Corporation and its subsidiaries are in material compliance with all applicable federal, provincial, state and municipal environmental, health and safety statutes, regulations and permits. To the knowledge of the Corporation and its subsidiaries, none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, provincial, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment. Except in material compliance with applicable environmental laws, none of the premises currently occupied by the Corporation and its subsidiaries have at any time been used by the Corporation or any subsidiary or, to the knowledge of the Corporation and its subsidiaries, by any other occupier, as a waste storage or waste disposal site or to operate a waste management business. None of the Corporation or any of its subsidiaries has any material contingent liability of which it has knowledge in connection with any release of any Hazardous Material on or into the environment from any of the premises currently occupied by the Corporation or any subsidiary or from the operations carried out thereon except to the extent such release is in compliance with all applicable laws or to the extent such non-compliance, if any, would not have a material adverse effect on the Corporation or any subsidiary. Neither the Corporation or any subsidiary nor, to the knowledge of the Corporation or any subsidiary, any occupier of the premises currently occupied by the Corporation or any subsidiary, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, provincial, state or municipal legislation) on any of the premises currently occupied by the Corporation or any subsidiary in contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health except to the extent that any such contravention would not have a material adverse effect on the Corporation or any subsidiary. To the knowledge of the Corporation and its subsidiaries, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the premises currently occupied by the Corporation or any subsidiary in contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health, except to the extent that any such contravention would not have a material adverse effect on the Corporation or any subsidiary. For the purposes of this subparagraph, “Hazardous Material” means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health;

(v)	The Corporation has not approved, is not contemplating, has not entered into any agreement in respect of, and has no knowledge of:
(i)

the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares, or otherwise, except with respect to the proposed sale and leaseback transaction relating to the Corporation’s property at 2101 Nobel Street, Sainte-Julie, Quebec;

	(ii)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Corporation or otherwise) of the Corporation; or
	(iii)	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding shares of the Corporation;

(w)

Since the inception of the Corporation, no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued by an exchange or securities regulatory authority, and no proceedings for this purpose have been instituted, or are pending or, to the Corporation’s knowledge, contemplated or threatened;

(x)

During the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(y)

There is not, in the constating documents of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its common shares;

(z)

None of the directors or officers of the Corporation or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this Agreement or in any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will or may reasonably be expected to materially affect the Corporation; and

(aa)	The Corporation has not withheld, and will not withhold from the Agent any material facts or material changes (both as defined in the Securities Act (Ontario)) relating to the Corporation.
Section 5	Covenants of the Corporation.

The Corporation hereby covenants to the Agent and the Purchasers (and confirms, for greater certainty, that the Purchasers, in addition to the Agent, shall have the benefit of such covenants as if they had been made directly to the Purchasers under their respective Subscription Agreements), that:

(a)

the Corporation will fulfil all legal requirements to permit the offering, sale and issuance of the Subscription Receipts, the creation and issuance of the Warrants, the creation and issuance of the Broker Warrants, the creation and issuance of the Agent’s Warrants, and the issuance of the Unit Shares and the Warrant Shares, including, without limitation, compliance with the applicable securities laws to enable the Subscription Receipts to be offered for sale and sold, without the necessity of filing a prospectus or an offering memorandum under the applicable securities laws of the Offering Provinces, to Purchasers through investment dealers or brokers registered under the applicable securities laws of the Offering Provinces who have complied with the relevant provisions of such laws;

(b)

the Corporation agrees not to issue, or enter into any agreement to issue, any additional shares of common stock or financial instruments convertible or exchangeable into shares of common stock of the Corporation, for a period of 120 days from the Closing Date, without the consent of the Agent, such consent not to be unreasonably withheld, other than for (i) purposes of employee stock purchase plans or to satisfy existing instruments already issued, (ii) in connection with any offering of securities by the Corporation in which the Agent acts as the lead or co-lead agent or underwriter, or (iii) in connection with the proposed acquisition by the Corporation of Turbon AG, provided that the number of shares of common stock issued or issuable in connection with such acquisition does not exceed 10% of the number of shares of common stock of the Corporation issued and outstanding as at the Closing Date;

(c)	the Corporation covenants that it shall use its best efforts to satisfy the Qualification Conditions by the Qualification Date;
(d)

the Corporation shall use its best efforts to file and cause the Registration Statement to be declared effective by no later than the Qualification Date, and thereafter shall cause the Registration Statement to remain effective and available for use by the holder until the later of two years from the closing date in respect of the Prospectus and a date which is 10 days after all of the Warrants have been exercised or have expired;

(e)

in the event that the Qualification Conditions are not satisfied by the Qualification Date, the Corporation agrees to file a registration statement under the 1933 Act and applicable state securities laws and use its best efforts to cause the registration statement to become effective within 90 days of the Automatic Exercise date in order to register the resale of the Unit Shares and the Warrants (including those underlying the Agent’s Warrants) and the issuance of the Warrant Shares upon exercise of the Warrants. The Corporation further agrees that it shall cause such registration statement to remain effective and available for use by the holder until the later of July 21, 2007 and a date which is 10 days after all of the Warrants have been exercised or have expired;

(f)	the Corporation shall use its best efforts to launch and complete a take-over bid for Turbon AG as soon as practicable;
(g)

the Corporation agrees to obtain an undertaking from its directors and officers and, subject to the following two sentences, any Principal Shareholder (as defined below) to not sell, without the prior written consent of the Agent, any of their securities of the Corporation, for a period ending 180 days following the Closing Date. If Manchester Consolidated Corporation (“Manchester”) would otherwise be considered a “Principal Shareholder” Manchester shall be considered a “Principal Shareholder” for purposes of the foregoing sentence only if the purchase, transfer, sale or other similar treatment by Manchester of securities of the Corporation would be an event requiring disclosure under any securities laws. If Westminster Capital Inc. (“Westminster”) is a “Principal Shareholder”, the

Corporation will use its best efforts to obtain an undertaking from Westminster to not sell, without the prior written consent of the Agent, any of its securities of the Corporation, for a period ending 180 days following the Closing Date. “Principal Shareholder” means any person, company or other entity that (i) beneficially owns, or exercises control over, directly or indirectly, more than 5% of the shares of common stock of the Corporation on a non-diluted basis, or (ii) beneficially owns, or exercises control over, directly or indirectly, securities that are convertible into or exchangeable for shares of common stock of the Corporation which, upon conversion into or exchange for shares of common stock of the Corporation, would constitute more than 5% of the shares of common stock of the Corporation on a fully diluted basis; and

(h)

within the time periods required under the applicable securities laws of the Offering Provinces, the Corporation will file such documents as may be required under the applicable securities laws of the Offering Provinces relating to the private placement of the Subscription Agreements which, without limiting the generality of the foregoing, shall include Form 45-501F1 as prescribed by Ontario Securities Commission Rule 45-501 and the notice required pursuant to Section 51 of the Securities Act (Quebec);

Section 6	Conditions of Closing.

The obligations of the Agent and the Purchasers to complete the purchase of the Subscription Receipts shall be subject to the fulfilment at or before the Time of Closing of the following conditions:

(a)	The Agent, in its sole discretion, shall be satisfied with the results of its due diligence review of the Corporation, including, financial, technical and legal due diligence;
(b)	The Corporation shall have obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering;
(c)

The Corporation and the Agent shall have fully complied with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing, including, without limitation, any approvals required pursuant to any United States stock exchange or bulletin board or under any United States securities regulatory requirements;

(d)	The Corporation shall have taken all necessary corporate action to authorize and approve the Documents, the issuance of the Securities and all other matters relating thereto;
(e)	The Agent shall have received the undertakings specified in paragraph 5(g) above;
(f)	The Agent and the Purchasers shall have received at the Time of Closing a favourable legal opinion of counsel to the Corporation addressed to the Agent and each of the Purchasers, acceptable to counsel to the Agent in form and substance, acting reasonably, to the effect that:

(i)	The Corporation is a corporation validly existing under the laws of the State of Delaware and is qualified to carry on business and own its assets under the laws of its jurisdiction of incorporation;
(ii)

The Corporation has all requisite corporate capacity and power to carry on its business as now conducted by it and to own its assets and the Corporation has all requisite corporate capacity and power to execute and deliver the Documents and to perform all transactions contemplated by this Agreement;

(iii)

As at the date hereof, the authorized capital of the Corporation consists of 100,000,000 shares of common stock, U.S.$0.001 par value, and 20,000,000 shares of preferred stock, U.S.$0.0001 par value, of which 11,330,000 of the shares of preferred stock have been designated as Series A Special Voting Stock. As at the close of business on July 20, 2005, 17,241,975 shares of common stock and 6,500,000 Series A preferred shares were issued and outstanding;

(iv)

The execution and delivery of the Documents and the performance of the transactions contemplated thereby (including the issuance and/or sale of the Securities), do not and will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of the Corporation;

(v)

All necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Documents. Each of the Documents has been duly authorized and, other than the certificates representing the Warrants and the Agent’s Warrants, executed and delivered by the Corporation and each of the documents constitutes, or in the case of the Warrants and Agent’s Warrants, shall constitute upon execution and delivery, a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms (subject to the usual qualifications);

(vi)

All necessary corporate action has been taken by the Corporation to authorize the creation and issue of the Subscription Receipts, the Warrants, the Broker Warrants and the Agent’s Warrants and the allotment and issue of the Unit Shares and the Warrant Shares;

(vii)

Upon the exercise of the Subscription Receipts and the Agent’s Warrants in accordance with their terms, the Unit Shares issuable on such exercise will be validly issued and outstanding as fully paid and non-assessable shares of common stock of the Corporation;

(viii)

Upon the exercise of the Warrants in accordance with their terms, the Warrant Shares issuable on such exercise will be validly issued and outstanding as fully paid and non-assessable shares of common stock of the Corporation;

(ix)

The issuance and sale of the Subscription Receipts by the Corporation have been effected in such a manner as to be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the Offering Provinces, and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under applicable securities legislation of the Offering Provinces in connection therewith except as otherwise set out in such opinion;

(x)

The distribution of the Broker Warrants by the Corporation to the Agent has been effected in such a manner as to be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the applicable jurisdictions, and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under applicable securities legislation of the applicable jurisdictions in connection therewith except as otherwise set out in such opinion;

(xi)

The distribution by the Corporation of the Unit Shares and the Warrants on exercise of the Subscription Receipts and the distribution by the Corporation of the Warrant Shares on exercise of the Warrants will be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the Offering Provinces, and no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under applicable securities legislation of the Offering Provinces in connection therewith provided that no commission or other remuneration is paid or is given to others in respect of the distribution except for administrative or professional services or for services performed by a registered dealer;

(xii)

The distribution by the Corporation of the Agent’s Warrants on exercise of the Broker Warrants, the distribution of the Unit Shares and Warrants on exercise of the Agent’s Warrants and the distribution of the Warrant Shares on exercise of the Warrants pursuant to their respective terms, will be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the applicable jurisdictions, and no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under applicable securities legislation of the applicable jurisdictions in connection therewith provided that no commission or other remuneration is paid or is given to others in respect of the distribution except for administrative or professional services or for services performed by a registered dealer;

(xiii)

The first trade of the Unit Shares, the Warrants and the Warrant Shares will be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the Offering Provinces, and no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the applicable securities legislation of the Offering Provinces in connection therewith where such first trade is made through persons registered in a category permitting them to trade such securities under the applicable securities legislation and who have complied with the relevant provisions of the applicable securities legislation of the Offering Provinces or in circumstances in which there is an exemption from the applicable registration requirements, provided that at the time of such first trade:

(A)

the Corporation is and has been a “reporting issuer” for at least four months immediately preceding the first trade in any Canadian province unless the Corporation became a reporting issuer after the distribution date of the Subscription Receipts by filing a prospectus in a province of Canada and is a reporting issuer in a province of Canada at the time of the trade;

	(B)	at least four months have elapsed from the distribution date of the Subscription Receipts;
	(C)	certificates representing the Subscription Receipts are endorsed with a legend stating the prescribed restricted period in accordance with section 2.5(2)(3) of Multilateral Instrument 45-102;
	(D)	such trade is not a “control distribution” as defined in Multilateral Instrument 45-102;
	(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;
	(F)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and
(G)

if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of any applicable securities legislation;

(xiv)

The first trade of the Agent’s Warrants, the Unit Shares and Warrants underlying the Agent’s Warrants and the Warrant Shares underlying such Warrants will be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the applicable jurisdictions, and no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the applicable securities legislation of the applicable jurisdictions in connection therewith where such first trade is made through persons registered in a category permitting them to trade such securities under the applicable securities legislation and who have complied with the relevant provisions of the applicable securities legislation of the applicable jurisdictions or in circumstances in which there is an exemption from the applicable registration requirements, provided that at the time of such first trade:

(A)

the Corporation is and has been a “reporting issuer” for at least four months immediately preceding the first trade in any Canadian province unless the Corporation became a reporting issuer after the distribution date of the Broker Warrants by filing a prospectus in a province of Canada and is a reporting issuer in a province of Canada at the time of the trade;

	(B)	at least four months have elapsed from the distribution date of the Broker Warrants;
	(C)	certificates representing the Broker Warrants are endorsed with a legend stating the prescribed restricted period in accordance with section 2.5(2)(3) of Multilateral Instrument 45-102;
	(D)	such trade is not a “control distribution” as defined in Multilateral Instrument 45-102;
	(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;
	(F)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and
(G)

if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of any applicable securities legislation;

(xv)	The form of certificates for the Subscription Receipts and Warrants have been approved by the directors of the Corporation; and
(xiv)

None of the issuance and sale of the Subscription Receipts, the issuance of the Unit Shares and Warrants on automatic exercise of the Subscription Receipts, the issuance of the Warrant Shares upon exercise of the Warrants, the issuance of the Broker Warrants, the issuance of the Agent’s Warrants upon exercise of the Broker Warrants and the issuance of the Unit Shares and Warrants upon exercise of the Agent’s Warrants, and the issuance of the Warrants Shares upon exercise of the Warrants underlying the Agent’s Warrants, will be required to be registered under the 1933 Act;

and in giving the opinions contemplated above, counsel to the Corporation shall be entitled, as to matters of fact, to rely upon the representations and warranties of Purchasers contained in the Subscription Agreements, a certificate of fact of the Corporation signed by officers of the Corporation in positions to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable and may rely on local counsel (acceptable to the Agent’s counsel, acting reasonably) with respect to matters governed by laws other than the federal laws of Canada and the laws of the Province of Ontario

(g)

The Agent and each of the Purchasers shall have received a certificate of the Corporation, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation or by such other officers acceptable to the Agent, certifying, to the best of the knowledge, information and belief of such officers after due inquiry, on behalf of the Corporation and not in their personal capacities, as to certain matters reasonably requested by the Agent with respect to the Corporation, including certification that:

		(i)	The Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied up to the Time of Closing; and
		(ii)	All of the representations and warranties contained in this Agreement are true and correct as of the Closing Date.
(h)

The Corporation has delivered to the Agent a certificate of Corporate Stock Transfer, Inc. as registrar and transfer agent of the shares of common stock of the Corporation, which certifies the number of shares of common stock issued and outstanding as of July 19, 2005.

(2)	The purchase and sale of the Subscription Receipts shall be completed at the offices of Goodmans LLP at 11 a.m. (Toronto time) on the Closing Date.
(3)	At the Time of Closing, the Corporation shall deliver to the Agent on its behalf and on behalf of the Purchasers:
	(a)	The requisite legal opinions and certificate as contemplated in section 6 hereof; and
	(b)	Such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may reasonably require;

Certificates representing the Subscription Receipts purchased by the Purchasers will be delivered by the Corporation as directed by the Agent, on behalf of the Purchasers, subject to delivery by the Agent to the Corporation of duly executed Subscription Agreements for acceptance by the

Corporation. The Agent’s Commission shall be deducted from the aggregate amount of the proceeds of the Offering.

Section 7	Expenses.

The Corporation shall pay all costs and expenses incurred in connection with the Offering, including, without limitation, the fees and expenses of the Agent, all expenses of or incidental to the creation, issuance, sale or distribution of the Subscription Receipts, the fees and expenses of the transfer agent, subscription receipt agent and warrant agent, and all applicable filing fees. The Corporation shall also pay the reasonable fees, disbursements and taxes thereon, including GST, of legal counsel retained by the Agent. All fees and expenses of the Agent shall be payable by the Corporation upon the closing of the Offering and shall be payable by the Corporation whether or not the Offering is completed.

Section 8	Indemnities.
(1)

In connection with the Offering, the Corporation agrees to indemnify and hold harmless the Agent, and its subsidiaries and affiliates and their respective directors, officers, employees, partners, agents, and each other person, if any, controlling the Agent or any of its subsidiaries or affiliates, and each shareholder of the Agent (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), from and against any and all losses, expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities (other than loss of profits or consequential damages), joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceedings, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively the “Claims”) to which any Indemnified Party may become subject in connection with the performance of professional services in connection with the Offering. The Corporation also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting claims on behalf of or in right of the Corporation for or in connection with the Offering except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted primarily from the negligence, wilful misconduct or fraud of such Indemnified Party. The Corporation will not, without the Agent’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim.

(2)

Promptly after receiving notice of an action, suit, proceeding or claim against the Agent or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Agent or any such other

Indemnified Party will notify the Corporation in writing of the particulars thereof, provided that the omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Agent or any other Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such actions, suit, proceeding, claim or investigation or results in any material increase in the liability which the Corporation has under this indemnity.

(3)

The Corporation hereby confirms that an Indemnified Party is not required to proceed against or enforce any other right, power, remedy or security or claim payment from or against any other person before making a Claim hereunder.

(4)	To the extent that any Indemnified Party is not a party to this Agreement the Agent shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.
(5)

The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agent or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(6)

The foregoing indemnity and the reimbursement obligation provided for in paragraph 8(11) shall not apply to the extent that a court of competent jurisdiction or a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were primarily caused by the negligence, wilful misconduct or fraud of the Indemnified Party.

(7)

If the foregoing indemnification is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Corporation shall contribute to the aggregate amount paid or payable by such Indemnified Party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation, on the one hand, and the Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

(8)

The relative benefits received by the Corporation, on the one hand, and the Agent, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses)

received by the Corporation and the Agent’s Commission, bear to the aggregate public offering price of the Subscription Receipts sold pursuant to the Offering.

(9)

The relative fault of the Corporation, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Corporation, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(10)

Notwithstanding the foregoing, the Agent shall not be required to contribute any amount in excess of the Agent’s Commission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(11)

The Corporation also agrees to reimburse the Agent for the time spent by its personnel in connection with any Claim at their normal per diem rates. An Indemnified Party may retain counsel to separately represent it in the defence of a Claim, which shall be at the Corporation’s expense if (i) the Corporation does not promptly assume the defence of the Claim, (ii) the Corporation agrees to separate representation or (iii) the Indemnified Party is advised by counsel that there is an actual or potential conflict in the Corporation’s and the Indemnified Party’s respective interests or additional defences are available to the Indemnified Party, which makes representation by the same counsel inappropriate.

(12)

The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Agent and any Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Agent, the Agent shall have the right, provided that such legal proceeding is not primarily the result of the Agent’s negligence or wilful misconduct and is not otherwise a result of a more general investigation of the Agent, to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the personnel of the Agent in connection therewith) and out-of-pocket expenses incurred by the Agent’s personnel in connection therewith shall be paid by the Corporation as they occur.

(13)	The obligations of the Corporation hereunder are in addition to any liabilities which the Corporation may otherwise have to the Agent or any other Indemnified Party.
Section 9	Termination Rights.
(1)	The Agent shall be entitled, at its option, to terminate all of its obligations under this Agreement, and the obligations of any person from whom the Agent has solicited an order to purchase Subscription Receipts that has executed a Subscription Agreement, by notice to that effect delivered to the Corporation prior to the Time of Closing if:

(a)	the Agent is not satisfied in its sole discretion with its due diligence review and investigations in respect of the Corporation;
(b)

there should occur any change, event, fact or circumstance (actual, contemplated or threatened) in respect of the business, affairs, operations, assets, liabilities (contingent or otherwise) or financial condition of the Corporation (including any subsidiary) or any development that could result in such a change, event, fact or circumstance, or the Agent has become aware, as a result of its due diligence review or otherwise, of any adverse material information, fact or change (determined solely by the Agent) with respect to the Corporation which had not been publicly disclosed or disclosed in writing to the Agent prior to the date hereof, any of which, in the opinion of the Agent, as determined by the Agent in its sole discretion, could reasonably be expected to have a material adverse effect on the market price or value or the marketability of the securities of the Corporation, including the Subscription Receipts;

(c)

if any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, threatened or publicly announced or any order is made under or pursuant to any statute or by any federal, provincial or other governmental authority, commission, board, bureau, agency or instrumentality (including, without limitation, any securities regulatory authority) in relation to the Corporation or the Corporation’s directors or officers, which, in the sole opinion of the Agent operates to prevent or restrict materially the distribution or trading of the securities of the Corporation, or materially and adversely affects or would be reasonably expected to materially and adversely affect the market price or value of the securities of the Corporation;

(d)	if any law or regulation is promulgated or changed that, in the sole opinion of the Agent, operates to prevent or restrict materially the distribution or trading of the securities of the Corporation;
(e)

if there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, any acts of hostilities or escalation thereof, or other calamities or crises, or any action, governmental law or regulation, inquiry or other occurrence, whether in any financial market or otherwise, of any nature whatsoever, which, in the sole opinion of the Agent materially adversely affects or involves or may materially adversely affect or involve the financial markets in Canada, the United States or elsewhere, the business or affairs of the Corporation or any subsidiary, or the market price or value or marketability of the Corporation’s securities;

(f)

the state of the financial markets or of the industry or markets in which the Corporation operates is or becomes such that the Securities cannot, in the sole opinion of the Agent, be successfully or profitably marketed;

	(g)	any order to cease trading the securities of the Corporation is made or threatened by a securities regulatory authority; or
	(h)	the Agent determines that any of the representations or warranties made by the Corporation in this Agreement is false or has become false, in either case in any material respect.
(2)

All terms and conditions of this Agreement shall be construed as conditions, and any breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Agent to terminate its obligations under this Agreement by notice to that effect given to the Corporation at or prior to the Time of Closing. The Agent may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

(3)

If the Agent terminates this Agreement pursuant to this section, there shall be no further liability on the part of the Agent or of the Corporation to the Agent except in respect of any liability that may have arisen or may thereafter arise under sections 7 and 8 hereof.

(4)

The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as its has or may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

Section 10	Right to Act as Member of Investment Banking Syndicate.

The Corporation agrees that, upon successful completion of the Offering, the Agent shall be entitled to act, at a minimum, as a member of any investment banking syndicate that will market and sell for the Corporation any brokered equity financing for a period of one year from the Closing Date, including in respect of any brokered equity financing that commences but does not close, prior to the completion of the Offering. The foregoing right is in addition to the Agent’s right under the Engagement Letter (as defined below) to act as the exclusive agent to the Corporation in respect of a further private placement of Subscription Receipts by the Corporation.

Section 11	Breach of Agreement.

Any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the Agent, on behalf of the Purchasers, to terminate its obligations to purchase the Subscription Receipts, by notice to that effect given to the Corporation prior to the Time of Closing, and there shall be no further liability on the part of the Corporation or the Agent except in respect of any liability which may have arisen or may thereafter arise under sections 7 and 8 hereof. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon it.

Section 12	Confidentiality.

The Agent agrees that any confidential information concerning the business and affairs of the Corporation will be treated and held in confidence by the Agent and its directors, officers, employees, advisors and agents and will not be disclosed or used other than in connection with the performance by the Agent of its duties hereunder without the Corporation’s prior written consent except as required by law (including applicable securities laws) or legal process or by any competent administrative authority and, in such event, only after prior consultation with the Corporation. The Agent’s obligations under this section will terminate on the first anniversary of the Closing Date.

Section 13	Notices.

Any notice under this Agreement shall be given in writing and either delivered, faxed or mailed by prepaid registered post to the party to receive such notice at the address or facsimile numbers indicated below:

to the Corporation at:

2101 Nobel Street

Sainte-Julie, Quebec

J3E 1Z8

Attention:	William Smith
Facsimile:	(450) 922-6166

with a copy to:

Goodmans LLP

250 Yonge Street, Suite 2400

Toronto, Ontario

M5B 2M6

Attention:	Neil Sheehy
Facsimile:	(416) 979-1234

to the Agent or any Indemnified Party at:

Loewen, Ondaatje, McCutcheon Limited

Hazelton Lanes, East Tower

55 Avenue Road Suite 2250

Toronto, Ontario M5R 3L2

Attention:	David Donato
Facsimile:	(416) 964-4493

with a copy to:

Fasken Martineau DuMoulin LLP

66 Wellington Street West

Suite 4200, Toronto-Dominion Bank Tower

Box 20, Toronto-Dominion Centre

Toronto, Ontario M5K 1N6

Attention:	Robert K. Mason
Facsimile:	(416) 364-7813

or such other address or facsimile number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; if such notice is faxed (with receipt confirmed), it shall be effective on the Business Day following the date such notice is faxed; if such notice is sent by mail, it shall be effective four Business Days following the date of mailing, excluding all days when normal mail service is interrupted.

Section 14	Survival.

All representations, warranties, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Subscription Receipts shall survive the purchase of such securities for a period of [three years] from the Time of Closing by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition or conversion of any of such securities.

Section 15	Entire Agreement.

The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written other than the engagement letter dated June 1, 2005 between the Corporation and the Agent (the “Engagement Letter”). For greater certainty, the Engagement Letter and all of the obligations contained therein remain in full force and binding effect and under no circumstances is the closing of this Offering intended to constitute the Private Placement described in the Engagement Letter. Rather, to the extent that the Engagement Letter makes any reference to a U.S.$ 9 million Private Placement, those references shall be deemed to be references to U.S.$ 7.72 million upon closing of this Offering. All other provisions of the Engagement Letter shall remaining in full force and effect and binding as though this Offering did not occur except that the terms of the subscription receipts described in the Engagement Letter shall be deemed to be replaced by the terms of the Subscription Receipts described herein, subject to agreement between the Corporation and the Agent.

Section 16	Counterparts.

This Agreement may be executed in any number of counterparts and may be executed by facsimile, all of which when taken together shall be deemed to be one and the same document and not withstanding the actual date of execution of each counterpart, this Agreement shall be deemed to be dated as of the date first above written.

Section 17	Press Releases.

Subject to the Corporation’s timely and continuous disclosure obligations, and as may be required by law, any press release of the Corporation relating to the Offering must be provided to and approved by the Agent, acting reasonably and promptly, prior to its release.

Section 18	General.

This Agreement shall be governed by and interpreted in accordance with the laws of Ontario and the laws of Canada applicable therein and time shall be of the essence hereof.

Section 19	Severability.

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

If the above is in accordance with your understanding, please sign and return to the Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Agent.

LOEWEN, ONDAATJE,
MCCUTCHEON LIMITED

By:
/s/ Garrett Herman
Authorized Signing Officer

The above offer is hereby accepted and agreed to as of the date first above written.

ADSERO CORP.

By:
/s/ William Smith
Authorized Signing Officer

SCHEDULE 3

UNITED STATES COMPLIANCE

This is Schedule 3 to the Agency Agreement (the “Agency Agreement”) between Adsero Corp. (the “Corporation”) and Loewen, Ondaatje, McCutcheon Limited (the “Agent”) dated July 21, 2005. All capitalized terms that are used in this Schedule and not otherwise defined shall have the meaning ascribed thereto in the Agency Agreement.

For the purpose of this Schedule 3, the following terms shall have the meanings indicated:

affiliate	means an “affiliate” as that term is defined in Rule 405 under the U.S. Securities Act;
Agent’s Securities

means Brokers Warrants, the Agent’s Warrants, the Common Shares and Warrants issuable upon exercise of the Agent’s Warrants and the Common Shares issuable upon exercise of the Warrants issued upon exercise of the Agent’s Warrants;

Directed Selling Efforts

means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule 3, it means, subject to the exclusions from the definition of “directed selling efforts” contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Securities;

Distribution Compliance Period

means a one year period that begins on the Closing Date, except that all offers and sales by the Agent, a dealer, or other person that participates in the distribution of the Offered Securities pursuant to a contractual arrangement, of an unsold allotment or subscription of Offered Securities (including any Subscription Receipts purchased by the Agent pursuant to the Agency Agreement or any Offered Securities issued upon conversion or exercise thereof) shall be deemed to be made during the Distribution Compliance Period;

Domestic Issuer	means a “domestic issuer” as that term is defined in Regulation S;
General Solicitation or General Advertising

means “general solicitation or general advertising”, as used under Rule 502(c) under the U.S. Securities Act, including without limitation any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

Offering Material

means the disclosure and subscription documents (including any term sheet, copies of news releases issued by the Corporation and the Public Record and any amendments or supplements thereto) prepared and provided by the Corporation to the Agent;

Offered Securities	means the Subscription Receipts, the Units, the Unit Shares and the Warrants issuable upon exercise of the Subscription Receipts, and the Warrant Shares issuable upon exercise of said Warrants;
Registration Statement

means a registration statement under the 1933 Act and applicable state securities laws filed pursuant to Rule 415 under the 1933 Act registering the resale of the Unit Shares and the Warrants (including those that are issued pursuant to exercise of the Agent’s Warrants) and the Warrant Shares (including those issuable upon exercise of the Warrants issued upon exercise of the Agent’s Warrants;

Regulation S	means Regulation S under the 1933 Act;
SEC	means the United States Securities and Exchange Commission;
Securities	means the Offered Securities and the Agent’s Securities, collectively;
United States	means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;
1933 Act	means the United States Securities Act of 1933, as amended;
1934 Act	means the United States Securities Exchange Act of 1934, as amended.
A.	Representations, Warranties and Covenants of the Agent

The Agent and the Corporation acknowledge that the Securities have not been registered under the U.S. Securities Act or the securities laws of any state and may not be offered or sold except in compliance with Rule 903 of Regulation S or pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, or in compliance with an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws. Accordingly, the Agent represents, warrants and covenants to the Corporation that:

1.

Neither the Agent, its affiliates nor any persons acting on its or their behalf, has engaged or will engage in: (i) any offer to sell or any solicitation of an offer to buy, any Offered Securities (including any Subscription Receipts purchased by it pursuant to the Agency Agreement or any Securities issued upon conversion or exercise thereof) to any person in the United States or to a U.S. Person, or a person that is purchasing for the account or benefit of a person in the United States or a U.S. Person; (ii) any sale of Offered Securities (including any Subscription Receipts purchased by it pursuant to the Agency Agreement or any Securities issued upon conversion or exercise thereof) to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and not a U.S. Person, and was not purchasing the Offered Securities for the account or benefit of a U.S. Person or person in the United States, or the Agent, its affiliates or persons acting on its behalf reasonably believed that such purchaser was outside the United States and not a U.S. Person, and was not purchasing the Offered Securities for the account or benefit of a U.S. Person or person in the United States; (iii) any Directed Selling Efforts either during the distribution of the Securities or during the Distribution Compliance Period or (iv) any hedging transaction with respect to any of the Securities during the Distribution Compliance Period except in compliance with the 1933 Act.

2.	The Agent is not in the United States or a U.S. Person, and is not acquiring the Agent’s Securities for the account or benefit of a person in the United States or a U.S. Person.
3.

It will not offer or sell any Securities prior to the expiration of the Distribution Compliance Period, except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S (if available), or pursuant to an effective registration statement under the 1933 Act or an available exemption from the registration requirements of the 1933 Act.

4.

It shall send to each underwriter, dealer or other person receiving a selling concession, fee or other remuneration to which it sells Securities during the Distribution Compliance Period pursuant to Regulation S a confirmation or other notice setting forth the restrictions on offers and sales of such securities in the United States or to or for the account or benefit of U.S. Persons in compliance with Rule 903(b)(2) of Regulation S.

5.

It will not offer or sell the Securities in the United States or to U.S. Persons or persons purchasing for the account or benefit of persons in the United States or U.S. Persons, except that it may sell Agent’s Securities pursuant to an effective registration statement under the 1933 Act, in compliance with Rule 903 or Rule 904 of Regulation S, if available, or in compliance with an exemption from registration under the 1933 Act.

6.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities without the consent of the Corporation, which will not be unreasonably withheld.

7.

None of it, any of its affiliates or any person acting on its or their behalf has used or will use any Offering Material or other document or had made or issued or will make or issue any advertisement in connection with the offer or sale of Securities that does not comply with Section B.7 of this Schedule 3.

8.

None of it, any of its affiliates or any person acting on any of their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Securities.

B.	Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

9.	The Corporation is a Domestic Issuer.
10.

Neither the Corporation, its affiliates nor any persons acting on its or their behalf (other than the Agent, its affiliates or any person acting on their behalf, in respect of which no representation is made), has engaged or will engage in: (i) any offer to sell or any solicitation of an offer to buy, any Securities to any person in the United States or to a U.S. Person, or a person that is purchasing for the account or benefit of a U.S. Person; (ii) any sale of Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, and was not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person or person in the United States, or the Corporation, its affiliates or persons acting on its behalf reasonably believed that such purchaser was outside the United States and was not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person or a person in the United States; or (iii) any Directed Selling Efforts with respect to any of the Securities, including the Warrant Shares issuable upon exercise of the Warrants.

11.	It will not offer or sell the Securities in the United States or to or for the account or benefit of a U.S. Person or person in the United States.
12.

Neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, its affiliates or any person acting on their behalf, in respect of which no representation is made), during the period in which the Subscription Receipts are offered for sale, has taken or will take any action in that would cause or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Securities outside the United States in accordance with the Agency Agreement.

13.

None of the Corporation, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, the Special Warrants in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

14.

The Corporation has not, since the date that is twelve months prior to the commencement of the offering of Special Warrants, sold, offered for sale or solicited any offer to buy any of its securities in the United States or to or for the account or benefit of a U.S. Person, and will not after the date hereof sell, offer for sale or solicit any offer to buy any of its securities in the United States or to or for the account or benefit of a U.S. Person, in a manner that would be integrated with the offer and sale of the Special Warrants and would cause the exclusion from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Securities.

15.

All Offering Material and documents used in connection with offers and sales of the Securities prior to the expiration of the Distribution Compliance Period include, or will include, statements to the effect that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons or persons in the United States unless registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. Such statements have appeared, or will appear, (i) on the cover or inside cover page of any material or document; (ii) in the plan of distribution section of any prospectus or offering memorandum; and (iii) in any advertisement made or issued by the Corporation, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, their respective affiliates, or any person acting on any of their behalf, in respect of which no representation is made).

16.

None of the Corporation, any of its affiliates or any person acting on any of their behalf (other than the Agent, its affiliates, or any person acting on any of their behalf, in respect of which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities.

17.	The Corporation is not, and as a result of the sale of the Securities contemplated hereby will not be, an investment company as defined in the United States Investment Company Act of 1940, as amended.
18.

The Corporation shall not, and shall cause its registrar and transfer agent not to, register any transfer of the Securities or any other securities issued by it outside the United States in reliance on the exclusion from registration set forth in Regulation S except for transfers made (i) pursuant to an effective registration statement under the 1933 Act; (ii) in compliance with Rule 903 or 904 of Regulation S or (iii) in compliance with an exemption from registration under the 1933 Act.

19.

The Corporation shall use its best efforts to file and cause the Registration Statement to be declared effective by no later than the Qualification Date, and thereafter shall cause the Registration Statement to remain effective and available for use by the holder until the later of two years from the closing date in respect of the Prospectus and a date which is 10 days after all of the Warrants have been exercised or have expired.

20.

In the event that the Qualification Conditions are not satisfied by the Qualification Date, the Corporation agrees to file a registration statement under the 1933 Act and applicable state securities laws and use its best efforts to cause the registration statement to become effective within 90 days of the Automatic Exercise date in order to register the resale of the Unit Shares and the Warrants (including those underlying the Agent’s Warrants) and the issuance of the Warrant Shares upon exercise of the Warrants. The Corporation further agrees that it shall cause such registration statement to remain effective and available for use by the holder until the later of July 21, 2007 and a date which is 10 days after all of the Warrants have been exercised or have expired.

SCHEDULE 4(d)

CONVERTIBLE SECURITIES

Outstanding Options, Warrants, Convertible / Exchangeable Securities

Options

22,500 at $13.40 (Issued May 26, 2002)

7,500 at $5.00 (Issued January 10, 2002)

300,000 at $.25 (Issued April 14, 2004)

244,500 at $1.57 (Issued January 31, 2005)

100,000 at $1.50 (Issued February 2005)

110,000 at $1.06 (Issued March 2005)

Total: 784,500*

Adsero has an obligation to issue an additional 55,500 options to certain employees of Teckn-O-Laser

Warrants

28,125 at $16.80 (Issued November 2000)

5,180 at $10.00 (Issued June 2002)

24,375 at $6.40 (Issued November 2001)

4,617,750 at $1.50 (Issued June 2004 – July 2005)

Total: 4,675,430

Westminster $1,000,000 Convertible Note

Interest and principal are convertible into common at $.50 per share

Barrington CDN$2,000,000 Convertible Loan

Principal is convertible into common at $1.00 per share

Trisan Equity Purchase Commitment

Trisan is obligated to purchase $1,600,000 in units at $.50 per unit at stated times. Each unit consists of 1 share and 1 warrant to purchase an additional share at $1.50 per share.

Exchangeable Shares

In connection with the Teckn-O-Laser transaction 6,500,000 Series I Exchangeable Shares of 3091503 Nova Scotia Company are presently issued and outstanding. These shares are convertible, on a one for one basis into shares of Adsero common stock. Additional Series I Exchange Shares may be issued in the future. Series II Exchangeable Shares of 3091507 Nova Scotia Company may also be issued in the future. The Series II Exchangeable Shares are also convertible, on a one for one basis, into shares of Adsero common stock. With respect to the Series I and Series II Exchangeable Shares reference should be made to Adsero’s Form 8-K dated January 31, 2005 as filed with the SEC on February 4, 2005 and to Adsero’s Form 10-K for the year ended December 31, 2004 as filed with the SEC on April 18, 2005.

SCHEDULE 4(f)

ENCUMBRANCES AND SECURITY INTERESTS

The disclosure contained in (i) the Corporation’s Form 8K dated January 31, 2005, as filed with the SEC on February 4, 2005, and (ii) Note 8 to the Corporation’s unaudited financial statements for the quarter ended March 31, 2005, as included in the Corporation’s Form 10QSB, as filed on May 27, 2005 (the “Q1/05 Form 10QSB”), is hereby incorporated by reference.

SCHEDULE 4(h)

COMPLIANCE WITH AGREEMENTS, ETC.

The disclosure contained in Note 8 to the Corporation’s unaudited financial statements for the quarter ended March 31, 2005, as included in the Q1/05 Form 10QSB, is hereby incorporated by reference.

On June 30, 2005, the Corporation was served with a Statement of Claim by Dancap Private Equity Inc. (“Dancap”), a copy of which was provided to counsel to the Agent on July 18, 2005. The Statement of Claim alleges that the Corporation is in breach of certain obligations under a letter agreement between the Corporation and Dancap, dated June 25, 2004, with respect to a possible investment in the Corporation by Dancap. The Corporation filed a Notice of Intent to Defend on July 19, 2005 and intends to file a Statement of Defense and Counterclaim to contest Dancap’s Statement of Claim.

SCHEDULE 4(k)

PROCEEDINGS

The disclosure contained in (i) Note 11 to the Corporation’s unaudited financial statements for the quarter ended March 31, 2005, as included in the Q1/05 Form 10QSB, (ii) Part II Item 1 of the Q1/05 Form 10QSB, and (iii) Schedule 4(h) to this Agreement is hereby incorporated by reference.